                                                                EXHIBIT 99.16(c)

Merrill Lynch New Jersey Municipal Bond Fund of Merrill Lynch
   Multi-State Municipal Series Trust -- Class C
                10/21/94 - 7/31/95
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
                                                        Since           Since
                                                      Inception       Inception
                                                    Average Annual      Total
                                                     Total Return      Return*
                                                    --------------    ---------
Initial Investment                                       $1,000.00    $1,000.00

Divided by Net Asset Value                                   10.34        10.34
                                                        ----------    ---------
Equals Shares Purchased                                     96.712       96.712

Plus Shares Acquired through
  Dividend Reinvestment                                      3.681        3.681
                                                        ----------    ---------
Equals Shares Held at 7/31/95                              100.393      100.393

Multiplied by Net Asset Value at 7/31/95                     10.72        10.72
                                                        ----------    ---------
Equals Ending Value before deduction for
  contingent deferred sales charge                        1,076.21     1,076.21

Less deferred sales charge                                 (10.00)         0.00
                                                        ----------    ---------
Equals Ending Redeemable Value at
  $1000 Investment (ERV) at 7/31/95                       1,066.21     1,076.21
                                                        ----------    ---------
Divided by $1,000 (P)                                       1.0662       1.0762

Subtract 1                                                  0.0662       0.0762


Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)                  6.62%
                                                        ==========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                                   7.62%
                                                                      =========
ERV divided by P                                            1.0662

Raise to the power of                                       1.2898

Equals                                                      1.0862

Subtract 1                                                  0.0862

Expressed as a percentage equals the
  Average Annualized Total Return                            8.62%
                                                        ==========

* Does not include sales charge for the period.
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              30 DAYS STANDARDIZED YIELD
             FOR THE PERIOD ENDING 7-31-95

MERRILL LYNCH NEW JERSEY MUNICIPAL BOND FUND OF MERRILL LYNCH
       MULTI-STATE MUNICIPAL SERIES TRUST -- CLASS C
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
Long term income generally based on yield to
  maturity times market value of each security              $6,123

Plus short term income accrued for the past
  thirty days                                                  105
                                                      ------------
Equals Total Income                                          6,229

Less expenses for the past thirty days                      -1,528
                                                      ------------
Equals net monthly income for yield calculation              4,701
                                                      ------------
Average shares outstanding for 30 days                     121,727

Times the Net Asset Value                                    10.71
                                                      ------------
Equals Total Dollars                                    $1,303,696
                                                      ============

Net monthly income divided by total dollars equals     0.003605526

Add 1                                                  1.003605526

Raise to the power of 6                                1.021829091

Subtract 1                                             0.021829091

Times 2                                                0.043658182

Expressed as a percentage equals the
  standardized yield for the 30 day period                   4.37%
                                                      ============

Tax Rate                                                    28.00%

x = 1 minus Tax Rate                                        72.00%

Standardized Yield divided by x equals
  Tax Equivalent Yield for 30 day period                     6.07%
                                                      ============
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